2Q20 Financial Results July 14, 2020

2Q20 Financial highlights ROTCE1 CET1 capital ratios2 Net payout LTM3 9% Std. 12.4%; Adv. 13.1% 129% 2Q20 net income of $4.7B and EPS of $1.38 Managed revenue of $33.8B4,5 Expense of $16.9B5 and managed overhead ratio of 50%4 Balance sheet Loans6: average loans of $998B up 4% YoY and up 4% QoQ Deposits: average deposits of $1.9T up 25% YoY and 16% QoQ Basel III CET1 capital of $191B2 Standardized CET1 capital ratio of 12.4%2; Advanced CET1 capital ratio of 13.1%2 Capital returned to shareholders Common dividend of $2.8B or $0.90 per share Announced suspension of repurchases at least through the end of 3Q207 Significant items ($mm, excluding EPS) Pretax Net income EPS Firmwide reserve build ($8,913) ($6,774) ($2.19) Firmwide bridge book markups8 678 515 0.17 510 388 0.13 1 See note 2 on slide 16 2 3 Net of stock issued to employ ees 4 See note 1 on slide 16 5 See note 11 on slide 16 1 6 Includes 7 See note 8 on slide 16 8 See note 9 on slide 16

Year-to-date activity IG and HY issuance volume ($B)1 Equity issuance volume ($B)4 IG Bonds HY Bonds Follow-ons Convertibles IPOs 2 250 MoM revolver draw s $55 ($2) ($15) ($22) 50 2Q20: Convertibles: best quarter ever 2Q20: Follow-ons: best quarter since 2Q09 200 40 $675B+ issuance 3x average3 quarterly volume 150 30 100 20 50 10 0 0 Jan Feb Mar Apr May Jun Jan Feb Mar Apr May Jun Debit and credit card sales volume (% change YoY)5 Mortgage and auto applications (% change YoY)6 Retail mortgage purchase applications Retail card present June: Retail card not present Auto applications 40% Highest originations ($3.7B) 100% T&E and Restaurants in Chase Auto history Total spend 20% 50% 0% 0% (20%) (40%) (50%) (60%) (100%) (80%) Jan Feb Mar Apr May Jun Jan Feb Mar Apr May Jun For f ootnotes see slide 17 2

Consumer Lending relief programs what we are seeing1 Since March 13th provided assistance to nearly 1.7mm accounts, representing $79B2 of balances A large share of customers continue to pay us through the relief period Of the accounts w/ payment deferral Trailing seven day average of daily payment deferrals granted % of accounts % < 30 days past % 1 with payment due at time of payment during deferral3 deferral request deferral period 60K Consumer 2.1% 93% 53% Card4 50K Business 4.0% 94% 58% 40K Card4 30K Home 6.9% 95% 52% Lending5 20K 10K Auto6 7.4% 89% 34% 0K 1 Includes residential mortgage exposures in AWM and excludes Business Banking and Auto Dealer Commercial Serv ices 2 Represents outstanding balances at the time of enrollment; includes $42B third-party serv iced mortgage loans 3 Percent based on total number of accounts outstanding as of February 29, 2020 3 For additional f ootnotes see slide 17

2Q20 Financial results1 $B, except per share data $ O/(U) 2Q20 1Q20 2Q19 Net interest income $14.0 ($0.6) ($0.6) Noninterest revenue2 19.9 5.4 4.9 1,2 Managed revenue $B 2Q20 1Q20 2Q19 33.8 4.8 4.3 2 Net charge-offs $1.6 $1.5 $1.4 Expense Reserve build/(release) 8.9 6.8 (0.3) 16.9 0.2 0.7 Credit costsCredit costs $10.5 $8.3 $1.1 10.5 2.2 9.3 Reported net income2Q20 Tax rate $4.7 $1.8 ($5.0) Effective rate: 15.8% Net income applicable to common stockholdersManaged rate: 26.8%1,6 $4.3 $1.8 ($4.9) Reported EPS $1.38 $0.60 ($1.44) 3 2Q20 ROE O/H ratio 7% 4% 16% ROE CCB (2)% 54% ROTCE3,4 CIB 27% 41% 9 5 20 CB (14)% 38% 1,3 AWM 24% 69% 50 58 55 Memo: Adjusted expense 5 $16.8 $0.2 $0.6 Memo: Adjusted overhead ratio 1,3,5 50% 57% 55% Note: Totals may not sum due to rounding 1 See note 1 on slide 16 2 See note 11 on slide 16 4 3 Actual numbers f or all periods, not ov er/(under) 4 See note 2 on slide 16 5 See note 3 on slide 16 6 Ref lects f ully taxable- of $837mm in 2Q20

2Q20 Reserve build Allowance for credit losses ($B)1 CECL adoption 1Q20 2Q20 12/31/2019 impact Reserve build 3/31/2020 Reserve build 6/30/2020 Consumer Card $5.7 $5.5 $3.8 $15.0 $2.9 $17.8 Home Lending 1.9 0.1 0.3 2.3 0.9 3.2 Other Consumer2 0.7 0.3 0.3 1.3 0.6 1.9 Total Consumer 8.3 5.9 4.4 18.6 4.4 22.9 Wholesale2 6.0 (1.6) 2.4 6.8 4.6 11.4 Firmwide $14.3 $4.3 $6.8 $25.4 $8.9 $34.3 U.S. unemployment rate3 U.S. real GDP cumulative change4 Base Case outlook at: 4Q20 2Q21 4Q21 Base Case outlook at: 4Q20 2Q21 4Q21 1Q20 6.6% 5.5% 4.6% 1Q20 (5.4%) (2.3%) 0.3% 2Q20 10.9% 9.0% 7.7% 2Q20 (6.2%) (4.0%) (3.0%) Note: Totals may not sum due to rounding 1 See note 6 on slide 16 2 Other Consumer includes mortgage portf olio and excludes risk-rated Business Banking and 5 Auto dealer portf olios that hav e been reclassif ied to the Wholesale portf olio 3 Quarterly av erage 4 Cumulativ e % change f rom 4Q19

Fortress balance sheet and capital $B, except per share data Capital Indicative SCB of 3.3% will be integrated into -based capital 2Q20 1Q20 2Q19 requirements effective October 1st Risk-based capital metrics1 Basel III regulatory minimum CET1 ratios CET1 capital $191 $184 $189 under SCB: Basel III Standardized Standardized of 11.3% (up from 10.5%) - CET1 capital ratio 12.4% 11.5% 12.2% Advanced remains 10.5% - Risk-weighted assets $1,544 $1,599 $1,545 Basel III Advanced - CET1 capital ratio 13.1% 12.3% 13.1% - Risk-weighted assets $1,455 $1,489 $1,449 Leverage-based capital metrics2 Firm SLR Firm SLR 6.8% 6.0% 6.4% 2Q20 Firm SLR excluding temporary relief2: Total leverage exposure $3,228 $3,536 $3,367 5.7% Total assets (EOP) $3,213 $3,139 $2,727 Tangible book value per share3 $61.76 $60.71 $59.52 1 Estimated f or the current period. See note 7 on slide 16 2 Estimated f or the current period. Represents Firm SLR includes temporary exclusions of U.S. Treasury securities and deposits at Federal Reserv e Banks 3 See note 2 on slide 16 6

Pre-provision net revenue1 Since the beginning of 2018: Average PPNR of >$13B has generated >60bps of new CET1 capacity per quarter Grew loans by $48B and total credit exposure by $196B Paid $26B of dividends and repurchased $48B2 of shares Assuming only dividend distributions and no repurchases, current Standardized CET1 ratio would be 15.5% Standardized CET1 trajectories All distributions suspended 17.1% Dividend distributions only 3 Dividends Realized 15.5% Repurchases 12.1%4 12.4% 11.3% inclusive of the indicative SCB Regulatory buffer: 6.0% 6.8% Regulatory minimum: 4.5% 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1 See notes 1 and 5 on slide 16 2 Net of stock issued to employ ees 3 Estimated f or 2Q20 through 4Q20. See note 7 on slide 16. 7 3Q20 and 4Q20 use analy st estimates f or net income and RWA; assumes $0.90 div idend/share and no share repurchases 4 Represents CET1 ratio under the Basel III Fully Phased-In capital rules to which the Firm was subject to as of January 1, 2019

Capital remains strong even under an extreme adverse scenario Illustrative Standardized CET1 ($B) $191 3 Excess $178 Entering 3Q with a fortress balance sheet Stress $191B of CET1 and $34B of reserves Capital Buffer1 $523 We estimate our Extreme Adverse 3.3% = $51 scenario has a higher peak unemployment GSIB rate and a deeper GDP trough over the Surcharge $55 next 12 months when compared to the 3.5% = $54 and Peak reported unemployment of ~23% Regulatory vs. ~16% in the W scenario Minimum $71 Includes incremental reserves of $18B 4.5% = $69 Banks sustained significant market stress in 1H 2020 and will pre-fund an 2Q20 4Q20 additional severe stress when meeting 2 4 Actual Extreme Adverse SCB minimum Basel III CET1 ratio Standardized 12.4%2 ~11.3%3 Advanced 13.1%2 ~10.4%3 2Q Allowance $34B 5 for credit losses ~$52B 1 Indicativ e Stress Capital Buf f er ef fective October 1, 2020 2 Estimated. See note 7 on slide 16 8 3 Results include $1B of Standardized and $2B of Adv anced buf f er use 4 Signif icantly higher degrees of uncertainty exist in modeled estimations using scenarios outside of historical experience 5 Current estimate of allowance f or credit losses f or 2Q under the extreme adv erse scenario

Opportunities for recalibration in the capital framework

Standardized CET1 ($B)


$191
Excess
Stress
Capital Buffer[1]
3.3% = $51
GSIB
Surcharge
3.5% = $54
Regulatory
Minimum
4.5% = $69
2Q20
Actual[2]

FRB CCAR outcomes are not predictive nor a forecast

- 9Q cumulative loss of ~$25B based on 2020 CCAR
  - Recent COVID-19 crisis experience is materially better – even with significant reserve builds
  - Global Financial Crisis – In the nine quarters following the actual Lehman collapse, JPMorgan Chase earned $30 billion
- CCAR assumes an instantaneous and unmitigated extreme market move without recovery
  - Historical experience suggest moves occur over longer periods, partially mitigated through risk management and by higher client activity and increased revenue

GSIB construct is over-calibrated and penalizes low-risk activities

- Increases to the FRB balance sheet should not increase a GSIB's systemic risk
- Increased cost of low risk activity can lead to frictions in money markets and FRB monetary policy actions
- Diversification models and robust resolution planning substantially reduce systemic risk

[1] Indicative Stress Capital Buffer effective October 1, 2020
[2] Estimated. See note 7 on slide 16

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JPMORGAN CHASE & CO.

Consumer & Community Banking[1]

$mm

	2Q20	$ O/(U) 1Q20	2Q19
Revenue[2]	$12,217	($895)	($1,267)
Consumer & Business Banking	5,107	(984)	(1,790)
Home Lending	1,687	526	569
Card & Auto[2]	5,423	(437)	(46)
Expense[2]	6,626	(476)	(210)
Credit costs	5,828	56	4,708
Net charge-offs (NCOs)	1,278	(35)	(42)
Change in allowance	4,550	91	4,750
Net income/(loss)	($176)	($367)	($4,333)

Key drivers/statistics ($B)[3]

	2Q20	1Q20	2Q19
Equity	$52.0	$52.0	$52.0
ROE	(2)%	1%	31%
Overhead ratio	54	54	51
Average loans	$436.6	$448.9	$467.2
Average deposits	832.0	733.6	690.9
Active mobile customers (mm)	39.0	38.2	35.4
Debit & credit card sales volume	$237.6	$266.0	$281.5

- Average loans down 7% YoY
- Average deposits up 20% YoY
- Active mobile customers up 10% YoY
- Client investment assets up 9% YoY
- Credit card sales volume down 23% YoY

Financial performance

- Net loss of $176mm
- Revenue of $12.2B, down 9% YoY
- Expense of $6.6B, down 3% YoY, driven by lower travel-related benefits, structural expense and marketing investments
- Credit costs of $5.8B, up $4.7B YoY reflecting reserve builds in:
  - Card: $2.9B
  - Home Lending: $900mm
  - CBB: $490mm
  - Auto: $310mm

Key drivers/statistics ($B) – detail by business

	2Q20	1Q20	2Q19
Consumer & Business Banking			
Business Banking average loans[4]	$38.7	$24.7	$24.3
Business Banking loan originations[5]	23.0	1.5	1.7
Client investment assets (EOP)	356.1	323.0	328.1
Deposit margin	1.52%	2.06%	2.60%
Home Lending			
Average loans	$192.7	$198.0	$224.7
Loan originations[6]	24.2	28.1	24.5
EOP total loans serviced	683.7	737.8	780.1
Net charge-off/(recovery) rate[7]	(0.01)%	(0.25)%	(0.05)%
Card & Auto			
Card average loans	$142.4	$162.7	$153.7
Auto average loans and leased assets	82.9	84.0	83.6
Auto loan and lease originations	7.7	8.3	8.5
Card net charge-off rate	3.33%	3.25%	3.24%
Credit Card net revenue rate[2]	11.02	10.54	10.31
Credit Card sales volume[8]	148.5	179.1	192.5

[1] See notes 1 and 10 on slide 16
[2] See note 11 on slide 16
For additional footnotes see slide 17

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JPMORGAN CHASE & CO.

Corporate & Investment Bank[1]

$mm

	2Q20	$ O/(U) 1Q20	$ O/(U) 2Q19
Revenue	$16,352	$6,404	$6,521
Investment Banking revenue	3,401	2,515	1,625
Wholesale Payments	1,356	(3)	(46)
Lending	270	(80)	10
Total Banking	5,027	2,432	1,589
Fixed Income Markets	7,338	2,345	3,648
Equity Markets	2,380	143	652
Securities Services	1,097	23	52
Credit Adjustments & Other	510	1,461	580
Total Markets & Securities Services	11,325	3,972	4,932
Expense	6,764	868	1,103
Credit costs	1,987	586	1,987
Net income	$5,464	$3,476	$2,518

Key drivers/statistics ($B)[3]

	2Q20	1Q20	2Q19
Equity	$80.0	$80.0	$80.0
ROE	27%	9%	14%
Overhead ratio	41	59	58
Comp/revenue	24	30	29
IB fees ($mm)	$2,847	$1,907	$1,846
Average loans	162.4	138.7	132.0
Average client deposits[4]	607.9	514.5	458.2
Merchant processing volume ($B)[5]	371.9	374.8	371.6
Assets under custody ($T)	27.4	24.4	25.5
ALL/EOP loans ex-conduits and trade[6]	3.27%	1.11%	1.27%
Net charge-off/(recovery) rate[6]	0.53	0.17	0.23
Average VaR ($mm)[7]	$127	$58	$44

[1] See notes 1 and 10 on slide 16
[2] See note 9 on slide 16
For additional footnotes see slide 18

Financial performance

- Net income of $5.5B, up 85% YoY; revenue of $16.4B, up 66%
- Banking revenue
  - IB revenue of $3.4B, up 91% YoY
    - $659mm of markups on HFS positions in the bridge book[2]
    - IB fees up 54%, reflecting higher fees across products
      - Ranked #1 in Global IB fees for YTD 2020
  - Wholesale Payments revenue of $1.4B, down 3% YoY
  - Lending revenue was $270mm, up 4% YoY
- Markets & Securities Services revenue
  - Markets revenue of $9.7B, up 79% YoY
    - Fixed Income Markets revenue of $7.3B, up 99% YoY, driven by strong performance across products
      - Excluding the gain from the IPO of a strategic investment in Tradeweb in the prior year, Fixed Income Markets was up 120% YoY
    - Equity Markets revenue of $2.4B, up 38%, predominantly driven by strong client activity in derivatives and Cash Equities
  - Securities Services revenue of $1.1B, up 5% YoY, predominantly driven by balance and fee growth partially offset by deposit margin compression
  - Credit Adjustments & Other was a gain of $510mm driven by funding spread tightening on derivatives
- Expense of $6.8B, up 19% YoY driven by higher revenue-related expense
- Credit costs of $2.0B were predominantly driven by reserve builds across multiple sectors

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JPMORGAN CHASE & CO.

Commercial Banking[1]

$mm

	2Q20	$ O/(U) 1Q20	$ O/(U) 2Q19
Revenue	$2,392	$214	$107
Middle Market Banking	866	(80)	(95)
Corporate Client Banking	859	178	115
Commercial Real Estate Banking	566	25	28
Other	101	91	59
Expense	899	(89)	(32)
Credit costs	2,431	1,421	2,402
Net income/(loss)	($691)	($838)	($1,693)

Key drivers/statistics ($B)[3]

	2Q20	1Q20	2Q19
Equity	$22.0	$22.0	$22.0
ROE	(14)%	2%	17%
Overhead ratio	38	45	41
Gross IB revenue ($mm)	$851	$686	$592
Average loans[4]	233.5	211.8	207.5
Average client deposits	237.0	188.8	168.2
Allowance for loan losses	4.8	2.7	2.8
Nonaccrual loans	1.4	0.8	0.6
Net charge-off/(recovery) rate[5]	0.14%	0.19%	0.03%
ALL/loans[5]	2.16	1.15	1.32

Financial performance

- Net loss of $691mm
- Revenue of $2.4B, up 5% YoY
  - Net interest income of $1.6B, down 5% YoY, driven by lower deposit margin, largely offset by higher deposit and loan balances
  - Noninterest revenue included a gain on a strategic investment and markups on HFS positions no longer in the bridge book[2]
  - Record gross IB revenue of $851mm, up 44% YoY, predominantly driven by higher bond and equity underwriting activity
- Expense of $899mm, down 3% YoY, driven by lower structural expense
- Credit costs of $2.4B driven by reserve builds across multiple sectors
  - Net charge-offs were $79mm
- Average loans of $234B, up 13% YoY
  - EOP loans of $224B, up 7% YoY and down 4% QoQ
    - C&I[6] up 12% YoY and down 7% QoQ driven by reduced revolving credit utilization, partially offset by the impact of PPP loans
    - CRE[6] up 3% YoY and flat QoQ
- Average deposits of $237B, up 41% YoY
  - EOP deposits of $241B, up 42% YoY and 7% QoQ predominantly driven by client liquidity needs

[1] See notes 1 and 10 on slide 16
[2] See note 9 on slide 16
For additional footnotes see slide 18

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JPMORGAN CHASE & CO.

Asset & Wealth Management1 $mm Financial performance $ O/(U) Net income of $658mm, down 8% YoY 2Q20 1Q20 2Q19 Revenue of $3.6B, up 1% YoY Revenue $3,610 $4 $51 Asset Management 1,780 40 (5) Higher deposit and loan balances along with higher brokerage Wealth Management 1,830 (36) 56 activity were largely offset by deposit margin compression Expense 2,506 (153) (90) Expense of $2.5B, down 3% YoY Credit costs 223 129 221 Net income $658 ($6) ($61) Lower structural as well as volume- and revenue-related expenses were partially offset by higher investments Key drivers/statistics ($B)2 Credit costs were $223mm, driven by reserve builds Equity $10.5 $10.5 $10.5 AUM of $2.5T and client assets of $3.4T, were up 15% and 12% ROE 24% 25% 27% respectively, predominantly driven by net inflows into liquidity Pretax margin 24 24 27 and long-term products Assets under management ("AUM") $2,511 $2,239 $2,178 Client assets 3,370 3,002 2,998 Net inflows of $95B for liquidity and $29B for long-term products Average loans 163.4 161.8 146.5 Average loans of $163B, up 12% YoY Average deposits 168.6 150.6 140.3 Average deposits of $169B, up 20% YoY 1 See note 1 on slide 16 2 Actual numbers f or all periods, not ov er/(under) 13

Corporate1 $mm Financial performance $ O/(U) Revenue 2Q20 1Q20 2Q19 Net revenue was a loss of $754mm, down $1.1B YoY, driven by Revenue ($754) ($920) ($1,076) lower net interest income on lower rates Expense 147 1 (85) Credit costs 4 (4) 6 Expense Net income/(loss) ($568) ($443) ($1,396) Expense of $147mm, down $85mm YoY 1 See note 1 on slide 16 14

Outlook1 Firmwide Expect FY2020 net interest income to be ~$56B, market dependent Expect FY2020 adjusted expense of ~$65B 1 See notes 1 and 3 on slide 16 15

Notes

Notes on non-GAAP financial measures

1. In addition to analyzing the Firm's results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a "managed" basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm's definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a fully taxable-equivalent ("FTE") basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a reconciliation of the Firm's results from a reported to managed basis, see page 7 of the Earnings Release Financial Supplement

2. Tangible common equity ("TCE"), return on tangible common equity ("ROTCE") and tangible book value per share ("TBVPS"), are each non-GAAP financial measures. TCE represents the Firm's common stockholders' equity (i.e., total stockholders' equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. For a reconciliation from common stockholders' equity to TCE, see page 9 of the Earnings Release Financial Supplement. ROTCE measures the Firm's net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm's TCE at period-end divided by common shares at period-end. Book value per share was $76.91, $75.88 and $73.88 at June 30, 2020, March 31, 2020 and June 30, 2019, respectively. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm's use of equity

3. Adjusted expense and adjusted overhead ratio are each non-GAAP financial measures. Adjusted expense excludes Firmwide legal expense of $118mm, $197mm and $69mm for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively. The adjusted overhead ratio measures the Firm's adjusted expense as a percentage of adjusted managed net revenue. Management believes this information helps investors understand the effect of these items on reported results and provides an alternate presentation of the Firm's performance

4. Corporate & Investment Bank ("CIB") calculates the ratio of the allowance for loan losses to end-of-period loans ("ALL/EOP") excluding the impact of consolidated Firm-administered multi-seller conduits and trade finance loans, to provide a more meaningful assessment of CIB's allowance coverage ratio

5. Pre-provision net revenue or pre-provision profit, is a non-GAAP financial measure which represents total net revenue less noninterest expense. The Firm believes that this financial measure is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses

Additional notes

6. Effective January 1, 2020, the Firm adopted the Financial Instruments - Credit Losses ("CECL") accounting guidance. Refer to Note 1 – Basis of Presentation on pages 85-86 of the Firm's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 for further information

7. The capital metrics reflect relief provided by the Federal Reserve Board (the "Federal Reserve" or "FRB") in response to the COVID-19 pandemic, including neutralization of the effects of the Firm's participation in the various programs and facilities established by the U.S. government. For the periods ended June 30, 2020 and March 31, 2020, the impact of the CECL capital transition provisions resulted in an increase to CET1 capital of $6.5B and $4.3B, respectively. Refer to Regulatory Developments Relating to the COVID-19 Pandemic on pages 10-11 and Capital Risk Management on pages 39-44 of the Firm's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 for additional information. Refer to Capital Risk Management on pages 85-92 of the Firm's 2019 Form 10-K for additional information on the Firm's capital metrics

8. On June 29, 2020, the Firm announced that the Federal Reserve has directed the Firm to discontinue its net share repurchases, at least through the end of the third quarter of 2020

9. The bridge book consists of certain held-for-sale positions, including unfunded commitments, in CIB and CB

10. In the first quarter of 2020, the Firm began reporting a Wholesale Payments business unit within CIB following a realignment of the Firm's wholesale payments businesses. The Wholesale Payments business comprises:
    - Merchant Services, which was realigned from CCB to CIB
    - Treasury Services and Trade Finance in CIB. Trade Finance was previously reported in Lending in CIB

    In connection with the alignment of Wholesale Payments, the assets, liabilities and headcount associated with the Merchant Services business were realigned to CIB from CCB, and the revenue and expenses of the Merchant Services business is reported across CCB, CIB and CB based primarily on client relationships. Prior periods have been revised to reflect this realignment and revised allocation methodology

11. In the second quarter of 2020, the Firm reclassified certain spend-based credit card reward costs from marketing expense to be a reduction of card income, with no effect on net income. Prior-period amounts were revised to conform with the current presentation

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JPMORGAN CHASE & CO.

Notes

Notes on slide 2 – Year-to-date activity

1. Includes total proceeds from investment- and noninvestment-grade bonds, medium-term notes and preferred issuances in which JPMorgan Chase acted as a book-runner per Dealogic as of July 1, 2020
2. Month-over-month revolver draws represents changes in retained loans on revolving commitments in our Wholesale businesses
3. Average volumes are calculated based on last 10 years quarterly issuances volumes
4. Includes total proceeds from global equity and equity-related issuances in which JPMorgan Chase acted as a book-runner per Dealogic as of July 1, 2020
5. Reflects the weekly percent change YoY for the week starting on January 3, 2020 to the week starting on June 26, 2020. Spend growth for the week starting on February 28, 2020 includes leap year impact. Restaurants includes quick serve restaurants. T&E includes airlines, auto rental, lodging, travel agencies and other travel and entertainment
6. Reflects the weekly percent change YoY for the week starting on January 3, 2020 to the week starting on June 26, 2020. Auto applications exclude Mazda due to partnership termination on March 31, 2020

Notes on slide 3 – Consumer Lending relief programs – what we are seeing

4. 90 day deferral for current and past due accounts up to May 31 and 30 day deferral after that. Interest continues to accrue during deferral period and is added to principal balance
5. Includes held-for-investment and third-party serviced portfolios. 90 day deferral for current and past due accounts that can be extended up to 12 months. Deferred payments are required to be paid at the end of the loan term
6. 90 day deferral for current and past due accounts up to May 31 and 30 day deferral after that. Deferred payments are required to be paid at the end of the loan term

Additional notes on slide 10 – Consumer & Community Banking

3. Actual numbers for all periods, not over/(under)
4. Includes the impact of loans originated under the PPP. For further information, see page 12 of the Earnings Release Financial Supplement
5. Included $21.5B of origination volume under the PPP for the three months ended June 30, 2020
6. Firmwide mortgage origination volume was $28.3B, $31.9B and $26.3B for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively
7. The net charge-off/(recovery) rate for the three months ended March 31, 2020 includes a recovery from a loan sale
8. Excludes Commercial Card

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JPMORGAN CHASE & CO.

Notes Additional notes on slide 11 Corporate & Investment Bank 3. Actual numbers for all periods, not over/(under) 4. Client deposits and other third-party liabilities pertain to the Wholesale Payments and Securities Services businesses 5. Represents total merchant processing volume across CIB, CCB and CB 6. Loans held-for-sale and loans at fair value w ere excluded when calculating the loan loss coverage ratio and net charge-off/(recovery) rate. ALL/EOP loans as reported w as 2.44%, 0.86% and 0.92% at June 30, 2020, March 31, 2020 and June 30, 2019, respectively. See note 4 on slide 16 7. Effective January 1, 2020, the Firm refined the scope of VaR on fair value option elected liabilities, and included these positions in other-sensitivity based measures. In the absence of this refinement, the average VaR for each of the follow ing reported components w ould have been different by the follow ing amounts: CIB fixed income of $(11) million and $4 million, CIB Trading VaR $(11) million and $5 million and CIB VaR $(8) million and $6 million for the three months ended June 30, 2020 and March 31, 2020, respectively Additional notes on slide 12 Commercial Banking 3. Actual numbers for all periods, not over/(under) 4. Includes the impact of loans originated under the PPP. For further information, see page 19 of the Earnings Release Financial Supplement 5. Loans held-for-sale and loans at fair value w ere excluded when calculating the net charge-off/(recovery) rate and loan loss coverage ratio 6. and do not align w ith regulatory definitions 18

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & forth in the forward- materially from those described in the forward- Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which have been filed with the Securities and Exchange Commission and are available -web.com/financial- information/sec- JPMorgan Chase & Co. does not undertake to update any forward-looking statements. 19